                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule
     14a-11(c) or Rule 14a-12

                            Talley Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

     Shareholders' Committee to Remove Entrenched and Arrogant Management.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

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     (4)  Date Filed:

          ----------------------------------------------------------------------

 [GRAPHIC]
                              THE TALLEY SCREAM-er

================================================================================
VOLUME 1, NO. 3           "WHY SCREAM???  WE SCREAM!!!"           APRIL 25, 1997
================================================================================

                       MALLENDER'S MILLIONAIRES SHUT OUT
                             SCREAMING SHAREHOLDERS

         MALLENDER'S MILLIONAIRES                            $10,163,187
         SCREAMING SHAREHOLDERS                                 - 0 -

                          $-$-$-$-$-$-$-$-$-$-$-$-$-$

                          The 1996 results are in--the management of Talley Industries hit another home run, to the SCREAMs of Talley shareholders. Mallender's Millionaires paid themselves almost TWICE as much in total compensation as Talley, under their management, earned for ALL OF THE COMMON SHAREHOLDERS PUT TOGETHER.

                          $-$-$-$-$-$-$-$-$-$-$-$-$-$


=================================================================================================================================
     MALLENDER'S MILLIONAIRES
                                                                                       COMPENSATION                   PERCENT
                                                                                1995                 1996              CHANGE
     William H. Mallender..................................................    $  1,022,500          $ 3,960,135      +287%
     Jack C. Crim..........................................................    $    796,175          $ 2,941,080      +269%
     Mark S. Dickerson.....................................................    $    238,418          $ 1,112,139      +366%
     Kenneth May...........................................................    $    202,764          $ 1,075,234      +430%
     Daniel R. Mullen......................................................    $    202,792          $ 1,074,599      +430%
     TOTAL.................................................................    $  2,462,649          $10,163,187      +313%

     SCREAMING SHAREHOLDERS

     Earnings Applicable to Common Shares..................................    $ 15,801,000          $ 5,608,000       -65%
     Earnings per Common Share.............................................    $       1.28          $      0.40       -69%
     Price per Common Share at 12/31.......................................    $       8.63          $      7.38       -15%
     Dividends Per Common Share............................................           - 0 -               -  0 -      - 0 -

  All figures except Price Per Common Share based on information released by
                            Talley Industries, Inc.
================================================================================
------------

The Talley SCREAM-er is published from time to time by the Talley Industries Shareholders' Committee to Remove Entrenched and Arrogant Management -- SCREAM. Certain of the statements contained herein represent the opinions of the members of SCREAM. Additional information about SCREAM is available through materials filed with the Securities and Exchange Commission in Washington, D.C. or by contacting Beacon Hill Partners, Inc., 90 Broad Street, New York, New York, 10004 -- (212) 843-8500 (call "Collect") or call toll free -- (800) 755-5001.
Except as shareholders, the members of SCREAM are not affiliated with Talley Industries.

================================================================================
THE TALLEY  SCREAM-ER              PAGE  2                        APRIL 25, 1997
================================================================================




                   SHAREHOLDERS SCREAM AS MEETING APPROACHES

As the Annual Meeting approaches, SCREAM thought that other Talley shareholders should know the "rest of the story" behind William Mallender's barrage of tales of what is right with management and wrong with SCREAM.

SCREAM THINKS MANAGEMENT'S ACHIEVEMENTS ARE NOT ALL THEY SEEM --

  - Talley did indeed, receive $156 million in damages from TRW in 1996. We say BIG DEAL--these are REVENUES THAT THE COMPANY WOULD HAVE GOTTEN ANYWAY during the remaining term of the TRW agreement (through 2001). MANAGEMENT DID NOT CREATE ANY NEW OR EXTRAORDINARY VALUE -- all it did was enforce the Company's existing rights. WE THOUGHT THAT THAT IS WHAT MANAGEMENT IS SUPPOSED TO DO.

   - Management did, in fact, dispose of most of the Company's real estate assets. IN 1996, MANAGEMENT SOLD REAL ESTATE ASSETS - for $18 MILLION that were carried at $105 MILLION ON TALLEY'S BOOKS IN 1995 (after EARLIER WRITEDOWNS of $140 MILLION). MANAGEMENT IS CLAIMING SUCCESS FOR REAL ESTATE LOSSES OF MORE THAN $150 MILLION, INCLUDING MORE THAN $80 MILLION IN 1996 ALONE. IF THIS IS SUCCESSFUL MANAGEMENT, WE WOULD HATE TO SEE FAILURE.

   - Talley's debt at the end of 1996 was, in fact, roughly half its total debt at the end of 1995. HOWEVER, 1996 TOTAL DEBT WAS STILL A WHOPPING $123 MILLION -- MORE THAN 2.5 TIMES TOTAL DEBT at the end of 1983--THE YEAR WILLIAM MALLENDER BECAME CHAIRMAN. MANAGEMENT has dug the Company into a DEEP HOLE OF DEBT and WANTS CREDIT FOR FIXING ONLY PART OF THE PROBLEM THAT IT CREATED.

SCREAM THINKS THAT NOW IS THE TIME TO BUILD SHAREHOLDER VALUE, BUT THAT CURRENT MANAGEMENT HAS SHOWN ITSELF INADEQUATE FOR THE TASK.

   - WILLIAM MALLENDER has been a DIRECTOR of Talley for 22 YEARS and CHAIRMAN SINCE 1983. HIS CRONY and fellow director-nominee, TOWNSEND HOOPES, has been on TALLEY'S BOARD SINCE 1979.

   - MANAGEMENT can count among its "ACCOMPLISHMENTS" (1) INVESTMENT IN REAL ESTATE AT THE TOP OF THE MARKET WITH ENORMOUS SUBSEQUENT LOSSES;
         (2) SALE OF THE AIRBAG BUSINESS WITH, WE BELIEVE, A LIKELY LOSS OF REVENUES, MARKET SHARE AND TECHNOLOGICAL SUPERIORITY; and (3) an ENORMOUS INCREASE in the Company's DEBT, resulting in a DIVERSION OF RESOURCES that OTHERWISE COULD HAVE BEEN USED TO HELP THE COMPANY GROW.

   - MR. MALLENDER says that SCREAM is UNABLE AND UNWILLING TO DEVELOP AND IMPLEMENT STRATEGIES TO BUILD SHAREHOLDER VALUE--WE THINK THIS DESCRIBES MANAGEMENT'S PERFORMANCE DURING THE 14 YEARS OF MR. MALLENDER'S CHAIRMANSHIP.

   - Why is MANAGEMENT FOCUSING SO HARD on 1996? We believe it is BECAUSE MANAGEMENT wants Talley's shareholders to DISREGARD ITS PAST REPEATED ERRORS IN JUDGMENT.




--------------------------------------------------------------------------------
IF YOU HAVE QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR SHARES OR CHANGING YOUR VOTE, PLEASE CONTACT BEACON HILL PARTNERS AT (212)843-5000 (CALL COLLECT ) OR TOLL FREE AT (800) 854-9486.
--------------------------------------------------------------------------------

================================================================================
THE TALLEY  SCREAM-ER              PAGE  3                        APRIL 25, 1997
================================================================================




SCREAM THINKS MANAGEMENT WORRIES TOO MUCH ABOUT SCREAM'S MOTIVES AND NOT ENOUGH ABOUT SHAREHOLDERS' INTERESTS.

   - SAAD ALISSA--the moving force behind SCREAM--owns NEARLY 8% OF TALLEY'S COMMON STOCK and is its SECOND LARGEST INDIVIDUAL SHAREHOLDER. HE OWNS MORE THAN

         3 TIMES as many SHARES as MR. MALLENDER and MORE THAN ALL 5 OF TALLEY'S SENIOR MANAGERS COMBINED. Therefore, AS A SHAREHOLDER, MR. ALISSA'S INTERESTS ARE PERFECTLY ALIGNED WITH THE INTERESTS OF OTHER SHAREHOLDERS.

   - MR. ALISSA HAS NO INTEREST IN SERVING ON TALLEY'S BOARD--MR. MALLENDER PREVIOUSLY (although it is unclear how sincerely) OFFERED HIM A BOARD SEAT. Instead, MR. ALISSA, together with the other members of SCREAM, has selected HIGHLY SKILLED, HIGHLY EXPERIENCED NOMINEES with LONG AND
         SUCCESSFUL MANAGEMENT HISTORIES.   SCREAM'S MOTIVATION is to  PUT IN
         PLACE A MANAGEMENT TEAM that can and will RESCUE TALLEY from its FAILURES and GUIDE it TOWARD SUCCESS.

SCREAM WONDERS WHAT MANAGEMENT MIGHT WANT TO HIDE.

   - Each year of Mr. Mallender's tenure as Chairman, the COMPANY'S ANNUAL MEETING has been held in or around PHOENIX--the Company's headquarters' city and a location WELL-SERVED BY AN INTERNATIONAL AIRPORT AND RELATED TRAVEL AMENITIES.

   - The 1997 ANNUAL MEETING is being held in HARTSVILLE, SOUTH CAROLINA--the home of the Company's steel fabrication facility. While we are certain that Hartsville is a fine place to live and work IT IS 69 MILES FROM COLUMBIA, SOUTH CAROLINA and 85 MILES from CHARLOTTE, NORTH CAROLINA--the nearest major airports.

   - Particularly in light of the conduct of the 1996 Annual Meeting, SCREAM WONDERS what might have MOTIVATED MANAGEMENT to move the meeting MORE THAN 2,100 MILES from the COMPANY'S HEADQUARTERS. SCREAM THINKS that a MANAGEMENT GENUINELY INTERESTED IN SHAREHOLDER CONCERNS would TRY TO FACILITATE RATHER THAN HAMPER SHAREHOLDER ATTENDANCE.

                               * * * * * * * * *

PLEASE VOTE FOR THE SCREAM SLATE OF DIRECTORS AND THE SCREAM PROPOSALS. IF YOU HAVE NOT ALREADY DONE SO, PLEASE SIGN, DATE AND EXECUTE THE ENCLOSED BLUE PROXY CARD(S) AND RETURN THEM IN THE POSTAGE-PAID ENVELOPE PROVIDED.

IF YOU ALREADY HAVE SIGNED AND RETURNED MANAGEMENT'S PROXY CARD AND YOU WANT TO VOTE WITH SCREAM, YOU CAN REVOKE YOUR EARLIER PROXY BY SIGNING AND RETURNING THE BLUE PROXY CARD(S). YOU ALSO CAN REVOKE YOUR PROXY BY WRITTEN NOTICE FILED WITH THE SECRETARY OF TALLEY OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.




--------------------------------------------------------------------------------
IF YOU HAVE QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR SHARES OR CHANGING YOUR VOTE, PLEASE CONTACT BEACON HILL PARTNERS AT (212)843-5000 (CALL COLLECT ) OR TOLL FREE AT (800) 854-9486.
--------------------------------------------------------------------------------